SHAREHOLDERS' MEETING

SPECIAL SHAREHOLDERS' MEETING

On December 17, 1998, a special shareholders' meeting was held and adjourned for certain purposes to January 15, 1999. Kemper Global Income Fund shareholders were asked to vote on three separate issues: approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc., approval of a new Sub-Advisory Agreement for the fund with Scudder Investments (U.K.) Limited and to modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. Following are the results.

1) Approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc. This item was approved.

         For     Against   Abstain

      6,292,233  108,327   257,658

2) Approval of the new Sub-Advisory Agreement for the fund with Scudder Kemper (U.K.) Limited. This item was approved.

         For     Against   Abstain

      6,236,948  112,665   308,605

3) To modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. These items were approved.

Investment objectives

         For     Against   Abstain

      4,574,265  273,646   509,058

Investment policies

         For     Against   Abstain

      4,570,222  277,688   509,058

Diversification

         For     Against   Abstain

      4,573,145  274,765   509,058

Borrowing

         For     Against   Abstain

      4,563,975  283,935   509,058

Senior securities

         For     Against   Abstain

      4,573,016  274,895   509,058

Concentration

         For     Against   Abstain

      4,571,262  276,648   509,058

Underwriting of securities

         For     Against   Abstain

      4,573,988  273,923   509,058

Investment in real estate

         For     Against   Abstain

      4,572,105  275,805   509,058

Purchase of commodities

         For     Against   Abstain

      4,568,972  278,938   509,058

Lending

         For     Against   Abstain

      4,565,926  281,984   509,058

Margin purchases and short sales

         For     Against   Abstain

      4,565,302  282,609   509,058

Pledging of assets

         For     Against   Abstain

      4,560,731  287,179   509,058

Purchases of securities

         For     Against   Abstain

      4,571,087  276,823   509,058

Purchases of options and warrants

         For     Against   Abstain

      4,559,362  288,549   509,058

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